Pricing Supplement No. 4                       Filing under Rule 424(b)(3)
Dated  January  9,  2004                       Registration  File No. 333-104560
Cusip  #  948  74R  CN4

                           WEINGARTEN REALTY INVESTORS
                           MEDIUM-TERM NOTES, SERIES A


Principal  amount:  $50,000,000               Floating  Rate  Notes:  N/A
Interest Rate (if fixed rate):    4.857%             Interest rate basis:  N/A
Stated  Maturity:   01/15/14                         Paper  Rate
Specified  Currency:  U.S.  $                        Prime  Rate
Applicable  Exchange  Rate  (if  any):               LIBOR
    U.S.  $1.00  =  N/A                              Treasury  Rate
Issue  price  (as  a  percentage  of                 CD  Rate
    principal  amount):   99.375%                    Federal  Funds  Rate
Selling Agent's commission (%): .625%                Other
Purchasing  Agent's  discount                 Index  Maturity:  N/A
    or  commission  (%):  N/A                 Spread  Multiplier:  N/A
Settlement  date  (original                   Maximum  Rate:  N/A
    issue  date):  01/14/04                   Minimum  Rate:  N/A
Redemption  Commencement                      Initial  Interest  Rate:  N/A
    Date  (if  any):  N/A                     Interest Reset Date(s):  N/A
Interest  Determination Date(s):  N/A         Optional Repayment Date: N/A
Calculation  Date(s):  N/A                    Cusip  #  948  74RCN4
Interest Payment Date (s): 3/15, 9/15
Regular Record Date(s): 3/1, 9/1

     Redemption  prices  (if  any):  The  Redemption  Price  shall  initially be
N/A       %  of  the  principal  amount  of  such  Notes  to  be  redeemed.

     If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

     Additional  terms:  N/A

     As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $125,000,000.

     "N/A"  as  used  herein  means  "Not  Applicable."

                           BANC OF AMERICA SECURITIES
                              GOLDMAN, SACHS & CO.
                                 JPMORGAN CHASE